                                                             EXHIBIT (h)(17)(f)

                               SEVENTH AMENDMENT
                                      TO
                            PARTICIPATION AGREEMENT
                                     AMONG
                   AMERICAN GENERAL LIFE INSURANCE COMPANY,
                 AMERICAN GENERAL EQUITY SERVICES CORPORATION,
                              VALIC COMPANY I AND
                  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

   THIS SEVENTH AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") effective as of August 31, 2007, amends the Participation Agreement dated as of February 26, 1998 (the "Agreement"), among AMERICAN GENERAL LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company set forth on Schedule B of the Agreement (the "Account"), AMERICAN GENERAL EQUITY SERVICES CORPORATION ("AGESC"), VALIC COMPANY I (the "Fund"), and THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (the "Adviser"), collectively, (the "Parties"). All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

   WHEREAS, from time to time, the Company will offer new Variable Insurance Products which are not covered under the Agreement, but for which the Fund will act as an investment vehicle for the Company's Accounts; and

   WHEREAS, the Parties now desire to amend the Agreement to reflect the new Variable Insurance Product for which the Fund will act as an investment vehicle for the Accounts.

   NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

1. Schedule A to the Agreement, a revised copy of which is attached hereto is hereby amended to add Separate Account VUL to Mid Cap Index Fund, Nasdaq-100 Index Fund, and Science & Technology Fund.

2. The parties acknowledge that from time to time the Fund will make additional Portfolios available to the Accounts of the Company. In this regard, the Parties agree that the Company may, upon written notice to the other parties, add such new Portfolios to Schedule A of the Agreement, and thereby amend Schedule A of the Agreement.

3. Schedule B to the Agreement, a revised copy of which is attached hereto, is hereby amended to add AIG Corporate Investor VUL effective August 31, 2007 and AIG Income Advantage VUL, Policy Form No. 07704, SEC Registration
   No. 333-144594.

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

4. The Parties acknowledge that from time to time the Company will introduce new Variable Insurance Products for which the Fund will act as an investment vehicle for certain of the Company's Accounts. In this regard, the Parties agree that the Company may, upon written notice to the other Parties, add such new Variable Insurance Products and Separate Accounts of the Company to Schedule B of the Agreement, and thereby amend Schedule B of the Agreement.

5. Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.

   IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

AMERICAN GENERAL LIFE INSURANCE COMPANY, on behalf of itself and each of its Separate Accounts named in Schedule B of the Agreement, as amended from time to time.

                                        ATTEST:

By:                                     By:
       -------------------------------          -----------------------------
Name:                                   Name:
       -------------------------------          -----------------------------
Title:                                  Title:
       -------------------------------          -----------------------------

AMERICAN GENERAL EQUITY SERVICES CORPORATION

                                        ATTEST:

By:                                     By:
       -------------------------------          -----------------------------
Name:                                   Name:
       -------------------------------          -----------------------------
Title:                                  Title:
       -------------------------------          -----------------------------

VALIC COMPANY I

                                        ATTEST:

By:                                     By:
       -------------------------------          -----------------------------
Name:                                   Name:
       -------------------------------          -----------------------------
Title:                                  Title:
       -------------------------------          -----------------------------

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

                                         ATTEST:

By:
       --------------------------------  By:     -----------------------------
Name:
       --------------------------------  Name:   -----------------------------
Title:
       --------------------------------  Title:  -----------------------------

                                  SCHEDULE A

                                 PORTFOLIOS OF
                                VALIC COMPANY I
                           AVAILABLE FOR PURCHASE BY
                    AMERICAN GENERAL LIFE INSURANCE COMPANY
                             UNDER THIS AGREEMENT
          (As of August 31, 2007 except as otherwise indicated below)

Fund Name                                         Separate Account
---------                                ----------------------------------
Asset Allocation Fund                    A
Capital Conservation Fund                A
Government Securities Fund               A
Blue Chip Growth Fund                    D
Income & Growth Fund                     D
Health & Sciences Fund                   D
International Equities Fund              D and VL-R
Mid Cap Index Fund                       A, D, VL-R and VUL*
Money Market Fund                        A, D, and VL-R
Nasdaq-100 Index Fund                    D, VL-R and VUL*
Science & Technology Fund                A, D, VL-R, and VUL*
Small Cap Index Fund                     A, D, and VL-R
Social Awareness Fund                    A, D, and VL-R
Stock Index Fund                         A, D, and VL-R
--------
*  Separate Account VUL was added effective August 15, 2003.

                                  SCHEDULE B

                       SEPARATE ACCOUNTS AND CONTRACTS**

          (As of August 31, 2007 except as otherwise indicated below)

Name of Separate Account and Date        Registration Numbers and Names of Contracts Funded
Established by Board of Directors        by Separate Account
---------------------------------        ----------------------------------------------------
                                         Registration
                                         Nos.:        Name of Contract:
                                         ------------ ---------------------------------------

American General Life Insurance Company   33-44744    Group and Individual Variable Annuity*
Separate Account A                        811-1491
Established: August 14, 1967

                                          33-44745    Individual Variable Annuity*
                                          811-1491

American General Life Insurance Company   333-40637   Select Reserve/SM/ Flexible Payment
Separate Account D                        811-02441   Variable and Fixed Individual Deferred
Established: November 19, 1973                        Annuity*

                                          33-43390    Variety Plus/SM/ Variable Annuity*
                                          811-2441

                                          333-70667   Platinum Investor(R) Variable Annuity*
                                          811-2441

                                          333-109206  Platinum Investor(R) Immediate Variable
                                          811-2441    Annuity*

American General Life Insurance Company   333-102301  Equibuilder Flexible Premium Variable
Separate Account VUL Established:         811-05794   Life Insurance *
July 22, 1987                                         (Effective August 15, 2003)

American General Life Insurance Company   333-42567   Platinum Investor(R) I and Platinum
Separate Account VL-R                     811-08561   Investor(R) II Variable Life Insurance
Established: May 6, 1997                              Policies*

                                          333-53909   Legacy Plus/SM/ Variable Life Insurance
                                          811-08561   Policies*

                                          333-80191   Corporate America - Variable Life
                                          811-08561   Insurance Policies*

                                          333-90787   Platinum Investor(R) Survivor
                                          811-08561   Variable Life Insurance Policies*

Name of Separate Account and Date        Registration Numbers and Names of Contracts Funded
Established by Board of Directors        by Separate Account
---------------------------------        ---------------------------------------------------------
                                         Registration
                                         Nos.:        Name of Contract:
                                         ------------ --------------------------------------------
                                          333-87307   The ONE VUL Solution
                                          811-08561   Variable Life Insurance Policies*

                                          333-89897   AG Legacy Plus
                                          811-08561   Variable Life Insurance Policies*

                                          333-43264   Platinum Investor(R) III
                                          811-08561   Variable Life Insurance Policies*

                                          333-65170   Platinum Investor(R) Survivor II
                                          811-08561   Variable Life Insurance Policies*

                                          333-82982   Platinum Investor(R) PLUS
                                          811-08561   Variable Life Insurance Policies*

                                          333-109613  Platinum Investor(R) FlexDirector
                                          811-08561   Variable Life Insurance Policies*

                                          333-118318  Platinum Investor(R) IV
                                          811-08561   Variable Life Insurance Policies*

                                          333-129552  Platinum Investor(R) VIP
                                          811-08561   Variable Life Insurance Policies*

                                          333-143072  AIG Corporate Investor Variable Life
                                          811-08561   Insurance Policies*

                                          333-144594  AIG Income Advantage VUL Variable Life
                                          811-08561   Insurance Policies* Policy Form No. 07704

--------
* Subject to reimbursement of certain administrative expenses as set forth in Paragraph 3.2(e) of the Participation Agreement referenced above.

** The parties hereto agree that this Schedule B may be revised and replaced as necessary to accurately reflect the Separate Accounts and Contracts covered under this Agreement.